Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 33-62738) pertaining to the City Holding Company 401(k) Plan and Trust of our report dated June 18, 2003, with respect to the financial statements and supplemental schedules of the City Holding Company 401(k) Plan and Trust, as amended, included in this Annual Report (Form 11-K/A) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Charleston, West Virginia

June 18, 2003